Exhibit 99.1

VCA Antech, Inc. Beats Fourth Quarter Consensus Estimate by $0.02 with a 41.7% Increase in Net Income

     LOS ANGELES--(BUSINESS WIRE)--Feb. 24, 2005--VCA Antech, Inc.
(NASDAQ:WOOF):

     -- Fourth quarter diluted earnings per common share was $0.16, beating the consensus estimate by $0.02.

     --   Fourth quarter net income increased 41.7% to $13.3 million.

     VCA Antech, Inc. (NASDAQ:WOOF), a leading animal health care company in the United States, today reported financial results for the quarter ended December 31, 2004 as follows: revenue increased 33.2% to a fourth quarter record of $176.4 million; net income increased 41.7% to $13.3 million; and diluted earnings per common share increased 45.5% to $0.16.
     The Company also reported the financial results for the year ended December 31, 2004 as follows: revenue increased 23.8% to $674.1 million; net income increased 46.4% to $63.6 million; and diluted earnings per common share increased 43.4% to $0.76.
     Net income and diluted earnings per common share for the year ended December 31, 2004 included (i) an after-tax charge of $519,000 for debt retirement costs, $41,000 of which occurred in the fourth quarter, and (ii) an after-tax benefit of $1.1 million recognized in the first quarter for the settlement of an insurance claim relating to a prior legal settlement. Net income and diluted earnings per common share for the year ended December 31, 2003 included an after-tax charge of $5.4 million for debt retirement costs. Excluding these items, adjusted net income for the year increased 29.0% to $63.0 million, and adjusted diluted earnings per common share increased 26.7% to $0.76.
     Bob Antin, Chairman and CEO, stated, "We had an outstanding quarter marked by continued growth in our core businesses as we continued to integrate the animal hospitals acquired from National PetCare Centers, Inc., or NPC, on June 1, 2004. We also refinanced our senior credit facility resulting in a 50 basis point reduction in the interest rate and acquired Sound Technologies, Inc. on October 1, 2004. For the quarter, revenue increased 33.2% to a record $176.4 million and diluted earnings per common share increased by 45.5%, from $0.11 to $0.16.
     "Our laboratory internal revenue growth for the fourth quarter of 2004 was 10.5%, generating an increase in laboratory gross profit of 15.3% to $20.1 million and an increase in laboratory gross profit margin to 41.4% from 39.7% in the fourth quarter of 2003.
     "Our consolidated animal hospital revenue growth for the fourth quarter of 2004 was 37.9%, generating an increase in animal hospital gross profit of 40.6% and an increase in animal hospital gross profit margin to 17.4% from 17.1% in the fourth quarter of 2003. In addition, our animal hospital same-store revenue growth for the fourth quarter of 2004 was 6.6%, generating an increase in same-store gross profit of 11.2% to $17.4 million and an increase in same-store gross profit margin to 18.0% from 17.3% in the fourth quarter of 2003.
     "We incurred costs related to the integration of NPC in the amount of approximately $157,000 and $1.4 million for the quarter and year ended December 31, 2004, respectively. These costs are included in corporate selling, general and administrative expense.
     "We completed the acquisition of Sound Technologies, Inc., or STI, on October 1, 2004. STI is one of the largest suppliers of ultrasound and digital radiography equipment to the veterinary industry in the United States. We are very excited about the acquisition of STI and the opportunity to expand the diagnostic capabilities in our animal hospitals as well as the advanced diagnostic capabilities in our laboratories."

     Non-GAAP Financial Measures

     We believe investors' understanding of our total performance is enhanced by disclosing adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per common share. We define adjusted net income, adjusted operating income, adjusted operating margin and adjusted diluted earnings per common share as the reported items, adjusted to exclude certain significant items. For the periods presented in this press release, the only significant item that was excluded from adjusted operating income and adjusted operating margin was a litigation settlement reimbursement recognized during the first quarter of 2004 as a result of the Company settling a claim with its insurance company. The only significant items excluded from adjusted net income were the litigation settlement reimbursement recognized during the first quarter of 2004, debt retirement costs incurred during the second and fourth quarters of 2004 and debt retirement costs incurred during the first and third quarters of 2003. Adjusted diluted earnings per common share is adjusted net income divided by diluted common shares outstanding.
     Management uses adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per common share because they exclude the effects of the litigation settlement reimbursement and debt retirement costs that we believe are not representative of our core operations for the periods presented. As a result, these non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of our future performance and related trends.
     We also believe that disclosing animal hospital adjusted operating margin enhances investors' understanding of our animal hospital division's performance. We define animal hospital adjusted operating margin as reported operating margin adjusted to exclude certain items. For the periods reported in this press release, the only item that was excluded from animal hospital adjusted operating margin was a third quarter 2003 impairment charge of $392,000 for the write-down of real estate.
     There are material limitations associated with the use of these non-GAAP financial measures: adjusted operating income and adjusted operating margin exclude the impact of significant items (in this case, the litigation settlement reimbursement); animal hospital adjusted operating margin does not include the impact of significant items (in this case, an impairment charge); adjusted net income excludes the impact of significant items (in this case, the litigation settlement reimbursement and debt retirement costs) on current performance; and adjusted diluted earnings per common share does not depict the amount accrued directly to each stockholder's benefit.
     To compensate for the limitations in the non-GAAP financial measures discussed above, our disclosures provide a complete understanding of all adjustments found in non-GAAP financial measures, and we reconcile the non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled "Supplemental Operating Data."

     Conference Call

     VCA Antech will discuss its fourth quarter 2004 financial results during a conference call today, February 24, 2005 at 4:30 p.m. Eastern Time. The call will be broadcast live on the Internet and can be accessed by visiting the Company's website at http://investor.vcaantech.com. The conference call can also be accessed via telephone by dialing 800-361-0912. Interested parties should call at least 10 minutes prior to the start of the conference call to register.

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our statement regarding continued growth in our core businesses and our expectations regarding our acquisitions of NPC and STI. Actual results may vary substantially from these forward-looking statements as a result of a variety of factors. Among the important factors that could cause actual results to differ are: our ability to successfully integrate NPC and STI into our existing operations and achieve expected operating synergies following the mergers; the rate of our laboratory internal revenue growth and animal hospital same-store revenue growth; the level of direct costs and our ability to maintain revenue at a level necessary to maintain expected operating margins; the level of selling, general and administrative costs; any impairment in the carrying value of our goodwill; the effects of our recent acquisitions and our ability to effectively manage our growth; the effects of competition; our ability to service our debt; and general economic conditions. These and other risk factors that could affect actual results are discussed in our periodic reports filed with the Securities and Exchange Commission, including our Report on Form 10-K for the year ended December 31, 2003 and our Report on Form 10-Q for the quarter ended September 30, 2004 and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.

     VCA Antech owns, operates and manages the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country.


                           VCA Antech, Inc.
                 Consolidated Statements of Operations
   For the Three and Twelve Months Ended December 31, 2004 and 2003
         (Unaudited - In Thousands, Except per Share Amounts)

                                   Three Months       Twelve Months
                                 Ended December 31, Ended December 31,
                                 ----------------- -------------------
                                   2004     2003      2004      2003
                                 -------- -------- --------- ---------
Revenue:
  Laboratory                     $48,623  $43,994  $200,441  $178,812
  Animal hospital                125,284   90,851   481,023   376,040
  Medical technology               6,090        -     6,090         -
  Intercompany                    (3,557)  (2,404)  (13,465)  (10,187)
                                 -------- -------- --------- ---------
                                 176,440  132,441   674,089   544,665
                                 -------- -------- --------- ---------

Direct costs (1)                 132,254   99,439   490,558   394,853

Gross profit:
  Laboratory                      20,130   17,457    87,780    75,786
  Animal hospital                 21,851   15,545    93,546    74,026
  Medical technology               2,205        -     2,205         -
                                 -------- -------- --------- ---------
                                  44,186   33,002   183,531   149,812
                                 -------- -------- --------- ---------

Selling, general and
 administrative (1):
  Laboratory                       3,161    3,072    12,660    11,431
  Animal hospital                  3,534    2,791    12,761    10,329
  Medical technology               1,842        -     1,842         -
  Corporate                        6,217    4,293    20,994    16,942
                                 -------- -------- --------- ---------
                                  14,754   10,156    48,257    38,702
                                 -------- -------- --------- ---------

Write-down and loss on sale
 of assets                             5      308        59       590
                                 -------- -------- --------- ---------

Operating income                  29,427   22,538   135,215   110,520

Interest expense, net              6,780    6,316    25,492    26,087
Other income                        (153)    (247)     (338)     (118)
Minority interest expense            641      354     2,558     1,633
Debt retirement costs                 70        -       880     9,118
                                 -------- -------- --------- ---------
Income before provision for
 income taxes                     22,089   16,115   106,623    73,800
Provision for income taxes         8,772    6,714    43,051    30,377
                                 -------- -------- --------- ---------
Net income                       $13,317   $9,401   $63,572   $43,423
                                 ======== ======== ========= =========

Diluted earnings per common
 share (2)                         $0.16    $0.11     $0.76     $0.53
                                 ======== ======== ========= =========

Shares used for computing
 diluted earnings per common
 share (2)                        83,541   82,906    83,361    81,746
                                 ======== ======== ========= =========


                           VCA Antech, Inc.
                      Supplemental Operating Data
   For the Three and Twelve Months Ended December 31, 2004 and 2003
         (Unaudited - In Thousands, Except per Share Amounts)


Table #1                         Three Months        Twelve Months
                                Ended December 31,  Ended December 31,
Reconciliation of net income   ------------------- -------------------
 to adjusted net income           2004      2003      2004      2003
                               --------- --------- --------- ---------

Net income                      $13,317    $9,401   $63,572   $43,423
Certain significant items:
  Debt retirement costs              70         -       880     9,118
  Litigation settlement
   reimbursement                      -         -    (1,124)        -
  Related income tax benefit        (29)        -      (361)   (3,738)
                               --------- --------- --------- ---------
                                     41         -      (605)    5,380
                               --------- --------- --------- ---------
Adjusted net income             $13,358    $9,401   $62,967   $48,803
                               ========= ========= ========= =========


Table #2
Reconciliation of diluted
 earnings per common share to
 adjusted diluted earnings per
 common share (2)

Diluted earnings per common
 share                            $0.16     $0.11     $0.76     $0.53
Certain significant items as
 detailed in Table #1, net of
 income tax benefit                   -         -         -      0.07
                               --------- --------- --------- ---------
Adjusted diluted earnings per
 common share                     $0.16     $0.11     $0.76     $0.60
                               ========= ========= ========= =========

Shares used for computing
 adjusted diluted
earnings per common share        83,541    82,906    83,361    81,746
                               ========= ========= ========= =========


Table #3
Reconciliation of operating
 income to adjusted operating
 income and operating margin to
 adjusted operating margin

Revenue                        $176,440  $132,441  $674,089  $544,665
                               ========= ========= ========= =========

Operating income                $29,427   $22,538  $135,215  $110,520
Operating margin                   16.7%     17.0%     20.1%     20.3%
Certain significant items:
  Litigation settlement
   reimbursement                      -         -    (1,124)        -
                               --------- --------- --------- ---------
Adjusted operating income       $29,427   $22,538  $134,091  $110,520
                               ========= ========= ========= =========
Adjusted operating margin          16.7%     17.0%     19.9%     20.3%


                           VCA Antech, Inc.
                Supplemental Operating Data - Continued
   For the Three and Twelve Months Ended December 31, 2004 and 2003
                      (Unaudited - In Thousands)


Table #4
Reconciliation of animal           Three Months       Twelve Months
 hospital operating margin to   Ended December 31,  Ended December 31,
 animal hospital adjusted       ------------------ -------------------
 operating margin                  2004     2003      2004      2003
                                --------- -------- --------- ---------

Revenue                         $125,284  $90,851  $481,023  $376,040
                                ========= ======== ========= =========

Animal hospital operating
 income                          $18,312  $12,660   $80,727   $63,378
Animal hospital operating
 margin                             14.6%    13.9%     16.8%     16.9%
Certain items:
  Write-down of assets                 -        -         -       392
                                --------- -------- --------- ---------
Animal hospital adjusted
 operating income                $18,312  $12,660   $80,727   $63,770
                                ========= ======== ========= =========
Animal hospital adjusted
 operating margin                   14.6%    13.9%     16.8%     17.0%


Table #5
Depreciation and amortization (1)

Depreciation and amortization
 included in direct costs:
  Laboratory                        $899     $753    $3,426    $3,100
  Animal hospital                  2,827    2,453    10,446     9,597
  Medical technology                 270        -       270         -
                                --------- -------- --------- ---------
                                   3,996    3,206    14,142    12,697
Depreciation and amortization
 included in selling, general
 and administrative expense          412      427     1,673     1,589
                                --------- -------- --------- ---------
  Total depreciation and
   amortization                   $4,408   $3,633   $15,815   $14,286
                                ========= ======== ========= =========


                           VCA Antech, Inc.
                Supplemental Operating Data - Continued
                   As of December 31, 2004 and 2003
                      (Unaudited - In Thousands)

Table #6                                           December   December
                                                   31, 2004   31, 2003
Selected consolidated balance sheet data           --------- ---------

Cash                                                $30,964   $17,237
Accounts receivable, net                            $29,358   $22,335
Stockholders' equity                               $232,759  $161,923
Total assets                                       $742,100  $554,803

Debt:
  Revolving credit facility                              $-        $-
  Senior term F notes                               223,313         -
  Senior term D notes                                     -   145,703
  9.875% senior subordinated notes                  170,000   170,000
  Other                                               3,576     1,770
  Unamortized discounts                                   -        (4)
                                                   --------- ---------
    Total debt                                     $396,889  $317,469
                                                   ========= =========


        For the Twelve Months Ended December 31, 2004 and 2003
                      (Unaudited - In Thousands)

Table #7                                         For the Twelve Months
Selected cash flow and expense data                Ended December 31,
                                                   -------------------
                                                      2004      2003
                                                   --------- ---------

Net cash provided by operating activities           $86,359   $76,107
Rent expense                                        $21,137   $16,407
Capital expenditures                                $23,954   $15,433


Notes to Press Release
---------------------------------------------

(1) During 2004, the Company began including depreciation and amortization in direct costs and selling, general and administrative expense. Prior periods presented in this press release have been reclassified to conform to the 2004 method of presentation.

(2) Diluted shares outstanding and earnings per share information presented in this release have been adjusted to reflect the 2-for-1 stock split effected in the form of a 100% stock dividend on August 25, 2004.


     CONTACT: VCA Antech, Inc.
              Tom Fuller, 310-571-6505